Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into as of this 31st day of May, 2024 (the “Effective Date”), by and among Ault Lending, LLC (the “Investor”) and Mullen Automotive Inc., a Delaware corporation (the “Company” and together with the Purchaser, the “Parties”).

RECITALS:

A. The Investor currently holds 1,211,299 shares of Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of the Company (the “Series C Shares”), which shares consist of all Series C Shares held, directly or indirectly, by the Investor.

B. Pursuant to Section (B)1.(a) of Article III of the Second Amended and Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”), the Series C Preferred Stock is entitled to receive a cumulative dividend that shall accrue, whether or not declared by the board of directors of the Company and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 15.0% per annum on the sum of the Series C Original Issue Price (as defined in the Certificate of Incorporation) plus all unpaid accrued and accumulated dividends thereon (the “Series C Dividends”).

C. On or about January 12, 2023, the Company obtained waivers from holders of Series C Preferred Stock waiving all and any rights they may hold, and, prior to the date thereof, held to receive Series C Dividends, including, without limitation, any unpaid accrued and accumulated Series C Dividends (the “Dividend Waiver”).

D. The Investor did not provide an executed Dividend Waiver; Accordingly, the Company owes to the Investor, as of the date hereof, an aggregate amount of dividends equal to $4,159,519 with respect to the Series C Shares.

E. The Company has not complied with all terms and conditions of the Series C Shares, as set forth in the Certificate of Incorporation.

F. Pursuant to the Section B.3.(a) of Article III of the Certificate of Incorporation, redemption of the Series C Shares by the Company would require a payment to the Investor of $14,867,402.

G. The Parties desire to settle any and all outstanding claims between them by (i) the issuance of $3,000,000 of “to-be authorized” Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) to the Investor, on the terms and conditions set forth herein, and (ii) the cancellation of the Series C Shares, on the terms and conditions set forth herein. In addition, the Parties will release all claims, if any, they may have against the other Parties.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

CREATION AND ISSUANCE OF SERIES E PREFERRED STOCK TO THE INVESTOR

1.1 Creation of Series E Preferred Stock. Contemporaneously with the Parties’ execution of this Agreement, the Company shall file with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of the Series E Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designations”).

1.2 Issuance of Series E Preferred Stock to The Investor. Upon confirmation and acceptance by the Delaware Secretary of State of the filing of the Certificate of Designations, the Company shall issue and deliver to the Investor an aggregate of 76,923 shares of the Company’s Series E Preferred Stock (each a “Series E Share” and, collectively, the “Series E Shares”), based on a price of $39.00 per share. The shares of common stock, par value $0.001 per share the (“Common Stock”), issuable upon conversion of the Series E Shares, the “Conversion Shares” and collectively, the “Securities.”

1.3 Exchange of Series E Shares. The Investor, at its discretion, may exchange, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities exemption, some or all of the Series E Shares to acquire an equal dollar amount of Notes and Warrants pursuant to the “Additional Investment” set forth in Section 4(k), and on the same terms and conditions, of that certain Securities Purchase Agreement, dated as of May 14, 2024, between the Company and the investors named therein. The Parties agree to execute any and all documents, including, but not limited to, any the Securities Purchase Agreement, including any amendments thereto, and all documents related thereto, as the Parties reasonably determine necessary to effect such exchange and issuance of Notes and Warrants.

ARTICLE 2

CANCELLATION OF SERIES C SHARES

2.1 Cancellation. The Investor agrees that concurrent with the issuance of the Series E Shares, the Series C Shares shall be automatically cancelled.

2.2 Further Assurances. The Investor agrees to execute any and all documents, including, but not limited to, stock powers for the stock certificates representing the Series C Shares to be cancelled, as the Company reasonably determines necessary to effect the cancellation of such shares beneficially held by the Investor pursuant to the terms of this Agreement.

ARTICLE 3

MUTUAL RELEASE

3.1 Mutual Release. Upon the issuance of the Series E Shares per Article 1 hereof, each Party for itself and on behalf of each and all of its respective equity or other interest holders, members, officers, directors, members, agents, employees, legal predecessors, successors, assigns, fiduciaries, heirs, parents, spouses, companies and affiliates (all referred to as the “Releasors”) hereby agrees to and does hereby irrevocably and unconditionally release, acquit, and forever discharge the other Party and each and every one of its respective partners, officers, directors, members, agents, employees, members, parents, companies, subsidiaries, divisions, affiliates, representatives, predecessors, successors, assigns and related organizations (collectively, the “Released Parties”) from any and all actions, causes of action, claims, suits, damages, judgments, liens, and demands whatsoever in law and/or equity, which a Releasor had, now has, or may later have or claim to have against the Released Parties, now accrued or which may hereafter accrue, involving or based in whole or in part upon any facts, related to the Series C Shares.

This Agreement is intended to constitute a full and complete release of any and all claims related to the Series C Shares, except those arising out of liabilities specifically created by the terms of this Agreement. This Agreement is intended to apply to all claims of any kind or nature, whether the same are now known or unknown, suspected or unsuspected, contingent or otherwise, have already appeared or developed or may be latent, or may in the future appear or develop, and each Party hereby waives all rights under Section 1542 of the Civil Code of the State of California which reads:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The foregoing provisions of Section 1542 of the California Civil Code, and any similar provisions in any other jurisdictions, if in any way applicable, are hereby waived by the Parties, and each Party acknowledges that this waiver is an essential and material term of this Agreement, without which the consideration relating hereto would not have been delivered by each Party to the other Parties.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

4.1 Representations of Each Party. Each Party hereby represents and warrants to and covenants to the other Party that such Party (a) has read and understands this Agreement, including the release set forth herein, and has entered into it voluntarily and without coercion; (b) has been advised, and has had the opportunity, to consult with legal counsel of its choosing with respect to this Agreement and the matters contemplated hereby; (c) is entering into this Agreement based upon its own investigation and is not relying on any representations or warranties of the other Party or any other person not set forth herein; (d) acknowledges that it is entering into this Agreement with full knowledge and understanding that in exchange for the benefits to be received as described herein, it is giving up certain rights that such Party may now have or may later acquire; (e) has the legal authority to enter into this Agreement and perform its obligations hereunder; and (f) has duly executed this Agreement, and such Agreement constitutes the valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting creditors rights generally and general principles of equity.

4.2 Representations of The Investor. The Investor represents and warrants to the Company as follows:

(a) The Investor is the sole holder and owner of any right to the Series C Shares, and that it has not assigned, transferred, or otherwise conveyed all or any portion of the Series C Shares.

(b) The Investor is acquiring the Series E Shares and upon conversion of such, will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities in violation of applicable securities laws.

(c) The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) The Investor understands that the Series E Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e) The Investor and its advisors, if any, acknowledge that they have been furnished with or provided access via EDGAR to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as Registration Statements on Form S-1 or S-3 (including amendments thereto). The Investor and its advisors, if any, have been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the offer and sale of the Securities and to obtain any additional information the Investor has requested which is necessary to verify the accuracy of the information furnished to the Investor concerning the Company and such offering. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor acknowledges that it is basing its decision to invest in the Securities solely upon the information contained in this Agreement, the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any other SEC Documents, and its own due diligence and, except as specifically set forth in this Agreement, has not based its investment decision upon any representations made by any person.

(f) The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) The Investor understands, that except as provided herein: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel, reasonably acceptable to the Company, to the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) The Investor has such knowledge, sophistication and experience in business and financial matter so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(i) The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

ARTICLE 5

MISCELLANEOUS

5.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby. The Recitals above are binding terms of this Agreement.

5.2 Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of California. In the event that judicial proceedings are instituted to enforce any of the provisions of this Agreement, such proceedings shall be brought in a court of competent jurisdiction in Orange County, California.

5.3 Severability. If any term, provision, covenant, or restriction of this Agreement is held by the final, non-appealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

5.4 Further Assurances. Each party shall cooperate and take such actions, and execute all such further instruments and documents as the other party may reasonably request in order to convey title to the Assigned Interests to Purchaser and otherwise to effect the terms and purposes of this Agreement.

5.5 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other electronic transmission, each of which shall be an original, but all of which taken together shall constitute a single document. A photocopy, electronic copy, or facsimile of an executed counterpart of this Agreement shall be sufficient to bind the parties whose signature(s) appear thereon.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

MULLEN AUTOMOTIVE INC.		AULT LENDING, LLC

By:	/s/ David Michery	By:	/s/ David J. Katzoff
Name:	David Michery	Name:	David J. Katzoff
Title:	Chief Executive Officer	Title:	Manager

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES E PREFERRED STOCK

A-1